UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2006

OPTIO SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-15529	58-1435435
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005
(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencment communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Jeffrey J. Anderson, 50, was appointed to the Board of Directors of Optio Software, Inc. (“Optio” or the “Company”) on June 16, 2006. Mr. Anderson was appointed by the Board of Directors in accordance with the By-Laws of the Company, by increasing the size of the Board of Directors to six (6) members and then appointing Mr. Anderson to fill the vacancy. Mr. Anderson will serve until the next shareholders’ meeting to elect Directors, at which meeting the directorship position held by Mr. Anderson, if it is continued, will be apportioned among the classes of Directors (which sets the term of office), and nominees shall be submitted to the shareholders for a vote. Mr. Anderson may be a nominee. Mr. Anderson will serve on the Compensation Committee of Optio.

Since August 2005, Mr. Anderson has been a partner at  Callaway Partners, LLC, an Atlanta-based finance and accounting consulting firm, where he is head of national business development. Mr. Anderson specializes in providing consulting services to distressed companies. Prior to joining Callaway Partners, LLC, Mr. Anderson was a partner of Capgemini Ernst & Young and Accenture, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2006	OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer